      As filed with the Securities and Exchange Commission on May 5, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                         THE CHARLES SCHWAB CORPORATION
              (Exact name of Registrant as specified in its charter)

                  Delaware                                       94-3025021
       (State or Other Jurisdiction of                        (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                               120 Kearny Street
                            San Francisco, CA 94108
                                 (415) 627-7000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ----------------
                              Christopher V. Dodds
              Executive Vice President and Chief Financial Officer
                         THE CHARLES SCHWAB CORPORATION
                               120 Kearny Street
                            San Francisco, CA 94108
                                 (415) 627-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copies to:

          LAWRENCE B. RABKIN, ESQ.                         JOHN M. BRANDOW, ESQ.
          HOWARD, RICE, NEMEROVSKI,                        DAVIS POLK & WARDWELL
            CANADY, FALK & RABKIN                           450 Lexington Avenue
         A Professional Corporation                       New York, New York 10017
     Three Embarcadero Center, 7th Floor                       (212) 450-4000
           San Francisco, CA 94111
               (415) 434-1600

                               ----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Proposed Maximum
       Title of Each Class of               Aggregate              Amount of
     Securities to be Registered        Offering Price(1)       Registration Fee
--------------------------------------------------------------------------------
Debt Securities(2)..................       $750,000,000             $198,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) This Registration Statement also relates to offers and sales of Debt Securities in connection with market-making transactions by and through Charles Schwab & Co., Inc., an affiliate of the Registrant.
                               ----------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus statement is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Dated May 5, 2000

                                  $750,000,000

                         THE CHARLES SCHWAB CORPORATION

                                DEBT SECURITIES

  We will provide the specific terms of the debt securities in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest.

  Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

  Our wholly owned subsidiary, Charles Schwab & Co., Inc., may use this prospectus to make offers and sales of our debt securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Charles Schwab & Co., Inc. has advised us that it intends to make a market in our debt securities; however, it is not obligated to do so. Charles Schwab & Co., Inc. may discontinue such market-making activity at any time, and we cannot assure you of the liquidity of, or trading market for, our debt securities. Charles Schwab & Co., Inc. may act as principal or agent in such transactions, as discussed in "Plan of Distribution" beginning on page 12. This prospectus may not be used to confirm sales of any debt securities unless it is attached to a prospectus supplement.

     , 2000

                               Table of Contents

The Charles Schwab Corporation........   4
Consolidated Ratio of Earnings to
 Fixed Charges........................   4
Use of Proceeds.......................   4

Description of Debt Securities........   5
Plan of Distribution..................  12
Legal Matters.........................  14
Experts...............................  14

                               ----------------

                   Note Regarding Forward-Looking Statements

   This prospectus, including the information incorporated by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

   There are a variety of factors and risks that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements or that could affect the decision to invest in our securities, including, but not limited to, those contained in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated into this document by reference.

                             About This Prospectus

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information about us as described below under the heading "Where You Can Find More Information."

                      Where You Can Find More Information

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC file number is 1-9700. Our SEC filings are available to the public through commercial document retrieval services and over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   We encourage you to review the documents and reports to be filed by us after the date of this prospectus as required by Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                Incorporation of Certain Documents by Reference

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus:

  . Our Annual Report on Form 10-K for the year ended December 31, 1999;

  . Our Current Report on Form 8-K, filed on January 14, 2000; and

  . Our Current Report on Form 8-K, filed on February 22, 2000.

   Each future filing we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the later of the date we sell all of the securities or the date that our subsidiary Charles Schwab & Co., Inc. ceases offering and/or selling previously issued debt securities shall be incorporated into this prospectus on the date of filing.

   We will furnish without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated by reference into this prospectus, except for the exhibits to such documents. Requests should be made to:

                         The Charles Schwab Corporation
                         Investor Relations Department
                             101 Montgomery Street
                        San Francisco, California 94104
                                 (415) 636-2787

   Any statement contained in a document or information incorporated by reference into this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is incorporated by reference, modifies or supersedes the statement. Any modified or superseded statement shall not, except as so modified or superseded, constitute a part of this prospectus. The modification or superseding of a statement does not mean that the statement, when made, was untrue or misleading.

   Our common stock is listed on the New York Stock Exchange under the symbol "SCH" as well as on the Boston, Cincinnati, Chicago, Pacific and Philadelphia stock exchanges and a facility of the National Association of Securities Dealers, Inc.

   You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                         THE CHARLES SCHWAB CORPORATION

   The Charles Schwab Corporation, through its subsidiaries, engages in securities brokerage and related financial services, including retail brokerage, mutual funds, support services for independent investment managers, equity securities market making and 401(k) defined contribution plans. Charles Schwab & Co., Inc., our principal operating subsidiary, provides brokerage and related investment services nationwide and in Puerto Rico and the U.S. Virgin Islands. Charles Schwab Europe is our retail securities brokerage firm located in the United Kingdom. Another of our subsidiaries, Schwab Capital Markets L.P. (formerly Mayer & Schweitzer, Inc.), a market maker in Nasdaq and other securities, provides trade execution services to broker-dealers and institutional customers. Charles Schwab Investment Management, Inc. is the investment adviser for our proprietary mutual funds.

   We were incorporated in Delaware in November 1986. Charles Schwab & Co., Inc. was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation. We acquired Charles Schwab & Co., Inc. in a management-led leveraged buyout in March 1987 and became a publicly held company in September 1987. Our principal executive offices are located at 120 Kearny Street, San Francisco, CA 94108 (telephone number (415) 627-7000). Our website is http://www.schwab.com. This reference to our website address does not constitute incorporation by reference of the information contained in the website.

   All references to "we," "us," "our" or to "Charles Schwab" in this prospectus are to The Charles Schwab Corporation.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following table lists our consolidated ratio of earnings to fixed charges for the periods indicated.

                                                      Year Ended December 31,
                                                      ------------------------
                                                      1999 1998 1997 1996 1995
                                                      ---- ---- ---- ---- ----
   Ratio of earnings to fixed charges (unaudited).... 2.2  1.8  1.8  1.9  1.7
   Ratio of earnings to fixed charges as adjusted
    (unaudited)...................................... 8.9  6.5  5.9  5.9  5.9

   For the purpose of calculating the ratio of earnings to fixed charges:

  . earnings consist of earnings before taxes on income and fixed charges;
    and

  . fixed charges consist of interest expense incurred on payables to customers, borrowings and one-third of rental expense, which we estimate is representative of the interest factor.

   For the purpose of calculating the ratio of earnings to fixed charges as adjusted, interest expense incurred on payables to customers is eliminated as a fixed charge. We consider interest expense incurred in connection with payables to customers to be an operating expense because such interest is completely offset by interest revenue on related investments and margin loans.

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of the debt securities for general corporate purposes, which may include additions to working capital, investing in or extending credit to subsidiaries, capital expenditures, repayment of indebtedness or acquisitions. We may provide additional details relating to the use of net proceeds in the applicable prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

   We may issue either senior debt securities or senior subordinated debt securities. Senior debt securities and senior subordinated debt securities will be issued in one or more series under either the senior indenture or the senior subordinated indenture between us and The Chase Manhattan Bank, formerly Chemical Bank, as Trustee. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the "indentures."

   We are a holding company and we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of any of our subsidiaries would generally have a right to receive payment before we would receive payment from the assets of a subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the rules of some exchanges and regulatory bodies impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us.

   This prospectus briefly outlines the provisions of the indentures. The indentures have been filed as exhibits to the registration statement and you should read them for provisions that may be important to you. The indentures are substantially identical except for the subordination and negative pledge provisions described below.

   In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

General

   The indentures do not limit the amount of additional indebtedness that we may incur. We may issue debt securities from time to time in one or more series with the same or various maturities. The debt securities will not be secured by any of our property or assets.

   The prospectus supplement for each series of debt securities that we sell will contain the specific terms for that series. These terms will include some or all of the following:

  . whether the debt securities are senior or senior subordinated;

  . the total principal amount of the debt securities;

  . the authorized denominations;

  . whether the debt securities will be issued at a discount or a premium from the stated principal amount and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If we issue original issue discount debt securities, we will describe the special United States federal income tax and other considerations in the prospectus supplement. Original issue discount debt securities are securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance;

  . the date on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  . interest rate or rates or the method by which we will determine the rate or rates and whether the interest rate or rates are fixed or floating;

  . the interest payment dates;

  . the place or places where we will make payments on the debt securities;

  . any applicable redemption, repayment or sinking fund provisions;

  . any applicable United States federal income tax consequences; and

  . any other specific terms of the debt securities, including any additional events of default or covenants, and any terms that may be legally required or advisable.

   Debt securities may be presented for exchange and registration of transfer in the manner, at the places and subject to the restrictions listed in the debt securities and the applicable prospectus supplement. Subject to the limitations provided in the indenture, the services will be provided without charge, other than any tax or other governmental charges which may be payable.

Global Securities

   We may issue debt securities under a book-entry system in the form of one or more global securities. We will describe the specific terms of the depositary arrangement for any portion of a series of debt securities represented by a global security in the prospectus supplement for the series. We anticipate that the following description will apply to all depositary arrangements.

   We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold interests directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

   So long as the depositary or its nominee is the registered owner of a global security, Charles Schwab and the Trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder. We understand that under existing practices, the depositary acts upon the instructions of a participant or authorizes the participant to take any action that the holder is entitled to take.

   We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither Charles Schwab nor the Trustee will be responsible for making any payments to participants or customers of participants, or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

   Global securities are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  . the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  . the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  . we decide in our sole discretion that we do not want to have the debt securities of that series represented by global securities.

Senior Debt

   Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

   We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our "Senior Indebtedness."

   The holders of all of our Senior Indebtedness will be entitled to be paid in full, or we must provide for payment to them, before the holders of any of the senior subordinated debt securities are entitled to receive any payment in the event:

  . of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving Charles Schwab or a substantial part of our property;

  . that we default on the payment of any amount due and payable on any Senior Indebtedness;

  . that an event of default exists, other than a default in the payment of any amount due and payable, on any Senior Indebtedness that permits the holder or holders to accelerate the maturity of the Senior Indebtedness and the event of default continues beyond any grace period without being cured, waived or ceasing to exist; or

  . that the principal of and accrued interest on the senior subordinated debt securities has been declared due and payable upon an "Event of Default" and the declaration has not been rescinded and annulled.

Holders of senior subordinated debt would, however, have the right, even if we have not paid or provided for the payment of the Senior Indebtedness, to accept a payment in shares of our stock, as we may be reorganized or readjusted, or securities of the corporation provided for by a plan of reorganization or readjustment. Any securities received, however, will be subordinated to the payment of the Senior Indebtedness. (Senior subordinated debt indenture, Section 13.1).

   "Senior Indebtedness" includes the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

  . for money that we borrowed, including capitalized lease obligations;

  . for money borrowed by others and guaranteed, directly or indirectly, by us; or

  . secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

   Senior Indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the Senior Indebtedness described in the preceding sentence.

   Senior Indebtedness does not include:

  . our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

  . the senior subordinated debt securities; or

  . any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is itself subordinated to any of our other indebtedness. (Senior subordinated debt indenture, Section 1.1).

Certain Covenants

   We are subject to the following restrictions, unless the terms of the debt securities provide otherwise:

   Negative Pledge. As long as any senior debt securities are outstanding, we will not, and will not permit any of our subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance on the voting securities of Charles Schwab & Co., Inc., Mayer & Schweitzer, Inc. (now doing business through Schwab Capital Markets L.P.) or Schwab Holdings, Inc. without securing the senior debt securities to the same extent. (Senior debt indenture, Section 3.6). Schwab Holdings, Inc. is our wholly owned subsidiary that owns all of the common stock of Charles Schwab & Co., Inc. However, the senior debt indenture permits liens on the voting stock of Charles Schwab & Co., Inc., Mayer & Schweitzer, Inc. and Schwab Holdings, Inc. without securing the senior debt securities if the liens arise because of:

  . claims against us for taxes or other governmental charges that we are contesting in good faith or that are for less than $1 million;

  . legal proceedings that we are contesting in good faith or that involve claims against us for less than $1 million;

  . deposits to secure, or in place of any, surety, appeals or customs bonds;
    or

  . any other reason if our Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by us of the voting stock subject to the lien.

   Merger, Consolidation, Sale, Lease or Conveyance. As long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other corporation and will not be permitted to sell, lease or convey all or substantially all our assets to any person, unless:

  . we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor corporation expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

  . immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture. (Senior and senior subordinated debt indentures, Section 9.1).

   This covenant would not apply to a recapitalization transaction, a change of control of Charles Schwab or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of Charles Schwab or a highly leveraged transaction.

Events of Default

   Unless otherwise specified in the applicable prospectus supplement, an Event of Default will occur for any series of debt securities if:

  . we fail to pay when due any principal of that series of debt securities;

  . we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

  . we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

  . specified events of bankruptcy, insolvency or reorganization occur;

  . we fail to pay at maturity, including any applicable grace period, any of our "Indebtedness" in an amount due and payable at maturity in excess of $10,000,000 and our failure continues for more than 30 days after we receive written notice; or

  . we default on any of our Indebtedness, the default results in the acceleration of the Indebtedness in an amount in excess of $10,000,000 and we fail to discharge the Indebtedness or cure the acceleration within 30 days after we receive written notice.

   To be valid, the written notice discussed in the preceding bullet points must be provided to us by the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities affected by the default.

   "Indebtedness" means obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations. Indebtedness does not include any of our non-recourse obligations or the debt securities of the applicable series.

   If an Event of Default occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount of each affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of each affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series such as our failure to pay Indebtedness in excess of $10,000,000 for over 30 days after we receive written notice, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities.

   The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind any acceleration or waive any past default or Event of Default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

   Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. (Senior and senior subordinated debt indentures, Section 6.2). If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of debt securities. (Senior and senior subordinated debt indentures, Section 5.9).

   A holder of a debt security may not institute any action against us under the indenture unless:

  . the holder gives the Trustee written notice that a default has occurred and is continuing;

  . the holders of at least 25% of the outstanding principal amount of each affected series request that the Trustee institute the action while offering the Trustee reasonable indemnity; and

  . the Trustee fails to institute the action within 60 days after receiving the request.

   Even if these three conditions are met, the holder may not institute an action if holders of a majority in principal amount of each affected series direct the Trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest without complying with the preceding conditions.

   We are required to file annually with the Trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists. (Senior and senior subordinated debt indentures, Section 3.5).

Discharge, Defeasance and Covenant Defeasance

   When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the Trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and all of our other potential future obligations on the debt securities of a particular series, then at our option:

  . we will be discharged from our obligations for the series of debt securities; or

  . we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture, and the Events of Default relating to failures to comply with covenants will no longer apply to us.

   If we are discharged from our obligations, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

   We must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to the same effect received from or published by the United States Internal Revenue Service if we are to be discharged from our obligations.

   For the senior subordinated debt, we must also deliver to the Trustee an opinion of counsel to the effect that:

  . other holders of senior indebtedness will have no rights to the funds deposited with the Trustee; and

  . after the 91st day following the deposit, none of our other creditors would have claims on the funds deposited with the Trustee under bankruptcy or similar laws affecting creditors' rights. However, if a court rules that the funds deposited with the Trustee remain our property, then the Trustee and holders of the senior subordinated debt securities would have some rights as secured creditors over the funds deposited with the Trustee.

   For the senior subordinated debt, we may not discharge our obligations in the ways described in this section if something may prevent us from making payments of principal, interest and premium, if any, on the securities from the date we make the deposit establishing the trust fund to the 91st day after that date.

Modification of the Indentures

   Without the consent of the holders of debt securities, we and the Trustee may enter into supplemental indentures to:

  . secure any debt securities;

  . document that a successor corporation has assumed our obligations;

  . add covenants for the protection of the holders of debt securities;

  . cure any ambiguity or correct any inconsistency in the indentures;

  . establish the forms or terms of debt securities of any series; or

  . document the appointment of a successor trustee. (Senior and senior subordinated debt indentures, Section 8.1).

   If the holders of a majority in principal amount of all affected series consent, we and the Trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

  . extend the stated maturity of the principal;

  . reduce the amount of the principal;

  . reduce the rate or extend the time of payment of interest;

  . reduce any amount payable on redemption;

  . impair the right to sue to enforce any payment on any debt security when due; or

  . reduce the percentage in principal amount required to consent to any of the foregoing actions. (Senior and senior subordinated debt indentures, Section 8.2).

   We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of Senior Indebtedness then outstanding that would be negatively affected. (Senior subordinated debt indenture, Section 8.6).

Governing Law

   The laws of the State of California will govern the indentures and the securities. (Senior and Senior subordinated debt indentures, Section 11.8).

Concerning the Trustee

   Under the Trust Indenture Act of 1939, if a default occurs under the debt securities issued under the senior debt indenture or the debt securities issued under the senior subordinated debt indenture, The Chase Manhattan Bank would be required to resign as Trustee on one of the indentures within 90 days after the default unless we cure the default or the default is waived or otherwise eliminated.

   The Chase Manhattan Bank has loaned money to us and provided other services to us in the past and may do so in the future as a part of its regular business.

                              PLAN OF DISTRIBUTION

   We may sell our debt securities through agents, underwriters, dealers or directly to purchasers.

Agents

   Agents which we designate may solicit offers to purchase our debt securities.

  . We will name any agent involved in offering or selling our debt securities, and any commissions that we will pay to the agent, in our prospectus supplement.

  . Unless we indicate otherwise in our prospectus supplement, our agents will act on a reasonable efforts basis for the period of their appointment.

  . Our agents may be deemed to be underwriters under the Securities Act of any of our debt securities that they offer or sell.

Underwriters

   We may use an underwriter or underwriters in the offer or sale of our debt securities.

  . If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our debt securities.

  . We will indicate in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive.

  . The underwriters will use our prospectus supplement to sell our debt securities.

Dealers

   We may use a dealer to sell our debt securities.

  . If we use a dealer, we, as principal, will sell our debt securities to the dealer.

  . The dealer will then sell our debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

  . We will include in our prospectus supplement the name of the dealer and the terms of our transactions with the dealer.

Indemnification

   We are required to indemnify agents, underwriters and dealers against some liabilities. Agents, underwriters and dealers may be our customers, perform services for us or do business with us in other ways.

Delayed Delivery Contracts

   We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our debt securities at the public offering price under delayed delivery contracts.

  . If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

  . These delayed delivery contracts will be subject only to the conditions contained in the prospectus supplement.

  . We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our debt securities under delayed contracts will be entitled to receive.

Stabilization Transactions

   In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities.

  . They may overallot in connection with the offering, creating a short position in the debt securities for their own accounts.

  . To cover overallotments or to stabilize the price of the debt securities, they may bid for, and purchase, the debt securities in the open market.

  . In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities to cover syndicate short positions, in stabilization transactions or otherwise.

   Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Remarketing

   One or more firms may remarket the debt securities.

  . The firms may include Morgan Stanley & Co., Incorporated, Goldman, Sachs
    & Co., Credit Suisse First Boston Corporation and Charles Schwab & Co., Inc., acting as principals for their own accounts or as our agents.

  . We will include in the prospectus supplement the name of any remarketing firm, the terms of its agreement with us and its compensation.

  . We may indemnify remarketing firms against some liabilities. Remarketing firms may be our customers, perform services for us or do business with us in other ways.

Miscellaneous

   Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

   Charles Schwab & Co., Inc. is a wholly owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. participates in the distribution of our securities, we will conduct the offering in accordance with
Section 2720 of the NASD Conduct Rules.

                                 LEGAL MATTERS

   Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, will pass on the legality of the debt securities. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

   Davis Polk & Wardwell will pass on specified legal matters relating to the debt securities on behalf of dealers, underwriters or agents.

                                    EXPERTS

   The audited consolidated financial statements and the related consolidated financial statement schedules of The Charles Schwab Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from The Charles Schwab Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in this prospectus, and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. Their report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

   SEC registration fee............................................... $198,000
   NASD fee...........................................................   75,500
   Printing and engraving expenses....................................   25,000
   Accountants' fees and expenses.....................................   10,000
   Legal fees and expenses............................................  120,000
   Fees and expenses for qualification under state securities laws....    5,000
   Trustee's fees and expenses........................................    1,000
   Rating agency fees.................................................  490,000
   Miscellaneous......................................................    2,500
                                                                       --------
     Total............................................................ $927,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Our Fourth Restated Certificate of Incorporation provides that, pursuant to Delaware law, our directors will not be personally liable to us or our stockholders for monetary damages arising from a breach or alleged breach of a director's fiduciary duty, with specific exceptions. The exceptions relate to
(i) any breach of the director's duty of loyalty to us or our stockholders,
(ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

   Our Second Restated Bylaws also provide for the indemnification of both our directors and officers within the limitations permitted by Delaware law.
Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into indemnity agreements with our directors that contain provisions that are in some respects broader than the specified indemnification provisions contained in Delaware law.

   We have obtained directors' and officers' liability and corporate reimbursement insurance covering all of our officers and directors and the officers and directors of our subsidiaries and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification agreements, subject to certain deductibles and coinsurance provisions.

Item 16. Exhibits.

 Exhibit
 Number  Description
 ------- -----------
  1.1    Form of Underwriting Agreement.

  1.2    Form of Distribution Agreement.

  4.1 Form of Senior Debt Indenture filed on July 12, 1993, as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (registration number 33-65342) and incorporated herein by reference.

  4.2    Form of Senior Subordinated Debt Indenture filed on July 1, 1993, as
         Exhibit 4.2 to the Company's Registration Statement on Form S-3
         (registration number 33-65342) and incorporated herein by reference.

  4.3    Form of Supplemental Indenture to Senior Debt Indenture filed on April
         29, 1999, as Exhibit 4.3 to the Company's Registration Statement on
         Form S-3 (registration number 333-77381) and incorporated herein by reference.

  4.4 Form of Supplemental Indenture to Senior Subordinated Debt Indenture filed on April 29, 1999, as Exhibit 4.4 to the Company's Registration
         Statement on Form S-3 (registration number 333-77381) and incorporated herein by reference.

  5.1    Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
         Professional Corporation.

 12.1    Computation of Consolidated Ratio of Earnings to Fixed Charges.

 23.1    Independent Auditors' Consent.

 23.2    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
         Professional Corporation (included in Exhibit 5.1).

 24.1    Power of Attorney (included on signature page).

 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of The Chase Manhattan Bank.

Item 17. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on May 4, 2000.

                                          THE CHARLES SCHWAB CORPORATION

                                          By:    /s/  David S. Pottruck
                                            -----------------------------------
                                                      David S. Pottruck
                                                 Co-Chief Executive Officer,
                                                   President and Director

                               POWERS OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, David S. Pottruck, Steven L. Scheid and Christopher V. Dodds, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments as fully to all intents and purposes as he might or could do in person, and hereby does ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 4, 2000.

             Name and Signature                            Title
             ------------------                            -----

                                             Chairman, Co-Chief Executive
                                              Officer and Director (principal
            /s/ Charles R. Schwab             executive officer)
-----------------------------------
              Charles R. Schwab

                                             Co-Chief Executive Officer,
                                              President and Director
          /s/ David S. Pottruck              (principal executive officer)
----------------------------------
              David S. Pottruck

                                             Executive Vice President and
                                              Chief Financial Officer
                                              (principal financial and
          /s/ Christopher V. Dodds            accounting officer)
-----------------------------------
              Christopher V. Dodds

          /s/ Nancy H. Bechtle                Director
------------------------------------
              Nancy H. Bechtle

           /s/ C. Preston Butcher             Director
-------------------------------------
             C. Preston Butcher


             Name and Signature                       Title
             ------------------                       -----
                                             Director
---------------------------------------
              Donald G. Fisher

            /s/ Anthony M. Frank             Director
---------------------------------------
              Anthony M. Frank

                                             Director
---------------------------------------
             Frank C. Herringer

            /s/ Stephen T. Mclin             Director
---------------------------------------
              Stephen T. McLin

            /s/ Condoleezza Rice             Director
---------------------------------------
              Condoleezza Rice

               /s/ Arun Sarin                Director
---------------------------------------
                 Arun Sarin

            /s/ George P. Shultz             Director
---------------------------------------
              George P. Shultz

            /s/ Roger O. Walther             Director
---------------------------------------
              Roger O. Walther

                               Index to Exhibits


 Exhibit
 Number  Description
 ------- -----------
  1.1    Form of Underwriting Agreement.

  1.2    Form of Distribution Agreement.

  4.1 Form of Senior Debt Indenture filed on July 12, 1993, as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (registration number 33-65342) and incorporated herein by reference.

  4.2    Form of Senior Subordinated Debt Indenture filed on July 1, 1993, as
         Exhibit 4.2 to the Company's Registration Statement on Form S-3
         (registration number 33-65342) and incorporated herein by reference.

  4.3    Form of Supplemental Indenture to Senior Debt Indenture filed on April
         29, 1999, as Exhibit 4.3 to the Company's Registration Statement on
         Form S-3 (registration number 333-77381) and incorporated herein by reference.

  4.4 Form of Supplemental Indenture to Senior Subordinated Debt Indenture filed on April 29, 1999, as Exhibit 4.4 to the Company's Registration
         Statement on Form S-3 (registration number 333-77381) and incorporated herein by reference.

  5.1    Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
         Professional Corporation.

 12.1    Computation of Consolidated Ratio of Earnings to Fixed Charges.

 23.1    Independent Auditors' Consent.

 23.2    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
         Professional Corporation (included in Exhibit 5.1).

 24.1    Power of Attorney (included on signature page).

 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of The Chase Manhattan Bank.